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                                                                 EXHIBIT 3.11


                                     [SEAL]

                                     STATE
                                       OF
                                    DELAWARE


                          OFFICE OF SECRETARY OF STATE

    I, Glenn C. Kenton, Secretary of State of the State of Delaware,

    do hereby certify that the attached is a true and correct copy of

    Certificate of Incorporation

    filed in this office on June 7, 1983                                 .




[SEAL]


                                            /s/ GLENN C. KENTON
                                          -----------------------------------
                                          Glenn C. Kenton, Secretary of State

                                          BY:        [ILLEGIBLE]
                                             --------------------------------
                                          DATE:      June 7, 1983
                                               ------------------------------
Form 130

                                     [STAMP]


                                                                         [STAMP]


                          CERTIFICATE OF INCORPORATION

                                       OF

                      UNIVERSAL CABLE COMMUNICATIONS INC.


              FIRST: The name of the Corporation is Universal Cable Communications Inc.

              SECOND: The registered office of the Corporation in the State of Delaware is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation's registered agent is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.

              THIRD: The purpose of the Corporation is to acquire, own and operate cable communications systems, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

              FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is 5,000,000 shares of Common Stock with a par value of $.01 each.

              FIFTH: The Corporation is to have perpetual existence.

              SIXTH: The Board of Directors of the Corporation is authorized to make, alter or repeal the Bylaws of the Corporation. Election of directors need not be by ballot.

              SEVENTH: Directors of the Corporation shall be elected only by the stockholders of the Corporation. Vacan-

                                                                         [STAMP]

    cies and newly created directorships resulting from any increase in the authorized number of directors may be filled, however, by a majority of the directors then in office. In all elections of directors of the Corporation, each holder of Common Stock shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote, except that in the election of directors, he shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

              EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserve power.

              NINTH: The name and address of each person who is to serve as a director of the Corporation until the first annual meeting of stockholders or until his successor is elected and shall have been qualified is as follows:


         Name                                   Address
         ----                                   -------
   Hugh Buchanan                           5660 South Syracuse Circle
                                           Greenwood Plaza
                                           Englewood, Colorado 80111


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
                                                                         [STAMP]

    Name                             Address
    ----                             -------
Jay. O'Neal                          Box 805
                                     Crested Butte, Colorado 81224

Sally L. Kinsman                     8140 East Phillips Avenue
                                     Englewood, Colorado 80112

Robert A. Fillingham                 315 Inverness Way South
                                     Englewood, Colorado 80112

John J. McGraw                       7503 Marin Drive, Suite 112-A
                                     Englewood, Colorado 80111



              TENTH: The name and mailing address of the incorporator is Joseph
    A. Witt, Jr., 3500 Amoco Building, 1670 Broadway, Denver, Colorado 80202.

              DATED the 6th day of June, 1983.


                                                  /s/ JOSEPH A. WITT, JR.
                                                 -------------------------------
                                                 Joseph A. Witt, Jr.

    STATE OF COLORADO        ]
                             ] ss.
    CITY AND COUNTY OF DENVER]

              Before me, CHERYL A. HENNING a notary public of Colorado, on the 6th day of June, 1983, personally appeared Joseph A. Witt, Jr., to me known and known to be the person who signed the foregoing Certificate of Incorporation, who, being duly sworn, acknowledged that he signed, sealed and delivered the same as his voluntary act and deed, for the purposes therein expressed, and that the facts stated therein are true.

              My commission expires:     October 18, 1986
                                    --------------------------------------------

                                        /s/ CHERYL A. HENNING
                                    --------------------------------------------
                                              Notary Public
[STAMP]
                                    Address:  15487 Bryant Way
                                            ------------------------------------
                                          Broomfield, CO 80020
                                    --------------------------------------------



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